UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 28, 2007

FRANKLIN CREDIT MANAGEMENT CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-17771	75-2243266
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

101 Hudson Street Jersey City, New Jersey (Address of principal executive offices)	07302 (Zip code)

Registrant’s telephone number, including area code:  (201) 604-4402

________________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240. 14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On December 28, 2007, Franklin Credit Management Corporation (“Franklin Credit”), and certain of its wholly-owned direct and indirect subsidiaries (together with Franklin Credit, the “Company”), including Tribeca Lending Corp. (“Tribeca”),  entered into a series of agreements (the “Forbearance Agreements”) with The Huntington National Bank (the “bank”), successor by merger to Sky Bank, pursuant to which the bank agreed to forbear with respect to certain defaults of the Company relating to the Company’s indebtedness to the bank and restructure approximately $1.9 billion of such indebtedness to the bank and its participant banks (the “Restructuring”).

The Restructuring did not relate to:

•
$44.5 million of the Company’s indebtedness under the Master Credit and Security Agreement, dated as of October 13, 2004, as amended, by and among Franklin Credit, certain subsidiaries of Franklin Credit and the bank (the “Franklin Master Agreement”); and

•
$44.8 million of Tribeca’s indebtedness to Bank of Scotland under the Master Credit and Security Agreement, dated March 24, 2006, by and among Tribeca, certain subsidiaries of Tribeca and BOS (USA) Inc.

These amounts remain subject to the original terms specified in the applicable agreements (the “Unrestructured Debt”).

Loan Restructuring.

Pursuant to the Restructuring:

• the Company acknowledged, and the bank waived, certain existing defaults under the Company’s existing credit lines with the bank;

• Franklin Credit’s indebtedness to the bank was reduced by approximately $300 million and Franklin Credit paid a restructuring fee of $12 million;

• approximately $1.5 billion of outstanding indebtedness to the bank, including approximately $1.0 billion of outstanding indebtedness of Franklin Credit and approximately $491 million of outstanding indebtedness of Tribeca, was restructured into six term loans with modified terms and a maturity date of May 15, 2009; and

• the Company paid all of the accrued interest on its debt outstanding to Huntington through December 27, 2007 and guaranteed payment and performance of the restructured indebtedness.

Terms of the Restructured Indebtedness.

The following table summarizes the principal economic terms of the Company’s indebtedness immediately following the Restructuring.

	Outstanding principal amount – Franklin Credit ($)	Outstanding principal amount – Tribeca ($)	Applicable Interest Margin Over LIBOR (basis points)	Required Monthly Principal Amortization – Franklin Credit ($)	Required Monthly Principal Amortization – Tribeca ($)
Tranche A	600,000,000	400,000,000	225	5,400,000	3,600,000
Tranche B	318,936,000	91,133,000	275	750,000	250,000
Tranche C	125,000,000	N/A	N/A(1)	N/A(2)	N/A
Tranche D(3)	1,675,000	N/A	250(4)	N/A	N/A
Unrestructured Debt	44,537,000	44,835,000	235-250	121,000	471,000

(1)  The applicable interest rate is fixed at 10% per annum.  Interest will be paid in kind during the term of the forbearance.
(2)  Tranche C requires no principal amortization. All principal is due at maturity.
(3)  Tranche D serves as a revolving credit line with a maximum availability of $5 million, and an additional $5 million which may be used for issuance of letters of credit.
(4)  Does not include a letter of credit facing fee of .125% per annum on the average daily undrawn amount of each issued and outstanding letter of credit.

The following table compares the approximate weighted average interest rate of the Company’s indebtedness immediately prior to and following the Restructuring.

	Total outstanding principal amount (Franklin Credit and Tribeca)(1)($)	Weighted Average Applicable Interest Rate (%)
Immediately after Restructuring	$1.6 billion	7.49
Immediately prior to Restructuring	$1.9 billion	7.71

(1) Includes the Unrestructured Debt.

Pursuant to the Forbearance Agreements, the bank will not be required to provide any additional advances, except for those under the revolving credit or letter of credit portions of Tranche D.

Cash Flow.

The Forbearance Agreements with respect to Franklin Credit, on the one hand, and Tribeca, on the other, provide a waterfall with respect to cash flow received in respect of collateral pledged in support of the related restructured indebtedness, net of approved expenses.  Such cash flow will be applied in the following order:

• to pay interest in respect of Tranche A advances, Tranche B advances and, in the case of Franklin Credit, Tranche D advances, in that order (in reverse order of maturity);

• to pay fees related to the Company’s letters of credit from the bank;

• to pay the minimum required principal payments in respect of Tranche A advances and Tranche B advances, in that order;

• to prepay outstanding Tranche A advances in reverse order of maturity;

• to prepay outstanding Tranche B advances in reverse order of maturity;

• to prepay Unrestructured Debt (excluding that owed to BOS);

• in the case of Franklin Credit, to repay Tranche D advances, any letter of credit exposure, and any obligations in respect of any interest rate hedge agreements with the bank;

• in the case of Franklin Credit, 90% of the available cash flow to repay interest and then principal of the Tranche C advances if Franklin Credit is acting as servicer of the underlying collateral, or 100% otherwise; and

• in the case of Franklin Credit and Tribeca, to pay any advances then outstanding in respect of the other’s indebtedness to the bank, other than for Unrestructured Debt.

Covenants; Events of Default.

The Forbearance Agreements contain affirmative and negative covenants customary for restructurings of this type, including covenants relating to reporting obligations.  The affirmative and negative covenants under all of the credit agreements between the Company and the bank, other than those under the Franklin Master Agreement and under the Tribeca Master Credit and Security Agreement, dated as of February 28, 2006, as amended (the “Tribeca Master Agreement”), were superseded by the covenants in the Forbearance Agreements.  Additionally, any provisions of any of the credit agreements between the Company and the bank that conflict with or are subject of a discrepancy with the provisions of the Forbearance Agreements will be superseded by the conflicting provision in the Forbearance Agreements.  The Forbearance Agreements include covenants requiring that:

• the Company’s expenses in the ordinary course of business during each of the first two months after the date of the agreement will not exceed $2.5 million, excluding reimbursement of certain bank expenses after the date of the Restructuring, and thereafter, an amount provided for in an approved budget;

• the Company will not originate or acquire mortgage loans or other assets, perform due diligence or servicing, broker loans, or participate in off-balance sheet joint ventures and special purpose vehicles, without the prior consent of the bank;

• the Company will use its best efforts to obtain interest rate hedges acceptable to the bank in respect of the $1 billion of Tranche A indebtedness;

• the Company will not make certain restricted payments to its stockholders or certain other related parties;

• the Company will not engage in certain transactions with affiliates;

• the Company will not incur additional indebtedness other than trade payables and subordinated indebtedness;

• the Company together will maintain a minimum consolidated net worth of at least $5 million, plus a certain percentage, to be mutually agreed upon, of any equity investment in the Company after the date of the Restructuring;

• the Company will together maintain a minimum liquidity of $5 million;

• the Company will maintain a ratio of Adjusted EBITDA (as defined) to Adjusted Interest Expense (as defined) of 1.25 to 1.00 and a ratio of Adjusted EBITDA (as defined) to Interest Expense (as defined) of not less than 1.10 to 1.00;

• the Company will not enter into mergers, consolidations or sales of assets (subject to certain exceptions); and

• the Company will not, without the bank’s consent, enter into any material change in its capital structure that the bank or a nationally recognized independent public accounting firm determine could cause a consolidation of its assets with other persons under relevant accounting regulations.

The Forbearance Agreements contain events of default customary for facilities of this type, although they generally provide for no or minimal grace and cure periods.

Servicing.

Franklin Credit will continue to service the collateral pledged by the Company under the Forbearance Agreements, subject to the bank’s right to replace Franklin Credit as servicer in the event of a default under the Forbearance Agreements or if the bank determines that Franklin Credit is not servicing the collateral in accordance with accepted servicing practices, as defined in the Forbearance Agreements. Franklin Credit may also, with the bank’s consent, and plans to, provide to third parties servicing of their portfolios, and other related services, on a fee paying basis.

Security.

The Company’s obligations with respect to the restructured Franklin Credit indebtedness are secured by a first priority lien on all of the assets of Franklin Credit and its subsidiaries, other than those of Tribeca and Tribeca’s subsidiaries, and those securing the Unrestructured Debt.  The Company’s obligations with respect to the restructured Tribeca indebtedness are secured by a first priority lien on all of the assets of Tribeca and Tribeca’s subsidiaries, except for those assets securing the Unrestructured Debt.  In addition, pursuant to a lockbox arrangement, the Company’s lender controls substantially all sums payable to us in respect of any of the collateral.

The foregoing summaries of the Forbearance Agreements are qualified in their entirety by reference to the complete copies of such documents, or forms thereof, filed herewith as Exhibits 10.1 through 10.12.

Item 8.01    Other Events.

In its Current Report on Form 8-K, filed on November 15, 2007 (the “November 15 8-K”), Franklin Credit announced, among other things, a delay in the filing of its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2007 (“Q3 2007”), in order to permit the Company to completely reassess its allowance for loan losses.

At the time, Franklin Credit believed that the reassessment would be complete, and it would file its Form 10-Q for Q3 2007 on or before December 31, 2007.  However, this reassessment, and the related accountants’ review, has been complicated by the parallel review by the Company’s lenders in connection with the restructuring of the Company’s debt described above, and is currently being completed.  Franklin Credit expects that it will complete its reassessment in time to enable it to file its Form 10-Q for Q3 2007 on or before January 31, 2008.

In the November 15 8-K, Franklin Credit also announced that it expected the reassessment to result in a substantial increase in the provision for loan losses and, concomitantly, a substantial negative stockholders’ equity as of September 30, 2007.  While that expectation has not changed, the reduction of the Company’s indebtedness by approximately $300 million in the Restructuring will result in the Company recognizing a substantial gain, which is expected to restore the Company to positive net worth  as of the year ended December 31, 2007.

On January 3, 2008, the Company issued a press release relating to the matters described above.  A copy of the press release is attached hereto as Exhibit 99.1, which is incorporated in this Item 8.01 by reference.

Item 9.01    Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.         Description

10.1
Forbearance Agreement and Amendment to Credit Agreements, dated December 28, 2007, by and among the borrowers listed on Schedule 1 thereof, Franklin Credit Management Corporation and The Huntington National Bank.

10.2	Tranche A Note, dated December 28, 2007, by the borrowers listed on Schedule 1 to the Forbearance Agreement, in favor of The Huntington National Bank.

10.3	Form of Tranche B Note, dated December 28, 2007, by the borrowers listed on Schedule 1 to the Forbearance Agreement, in favor of The Huntington National Bank.

10.4	Tranche C Note, dated December 28, 2007, by the borrowers listed on Schedule 1 to the Forbearance Agreement, in favor of The Huntington National Bank.

10.5	Tranche D Note, dated December 28, 2007, by the borrowers listed on Schedule 1 to the Forbearance Agreement, in favor of The Huntington National Bank.

10.6	Letter Agreement, dated January 3, 2008, by and among the borrowers listed on Schedule 1 to the Forbearance Agreement, Franklin Credit Management Corporation and The Huntington National Bank.

10.7
Tribeca Forbearance Agreement and Amendment to Credit Agreements, dated December 28, 2007, by and among the borrowers listed on Schedule 1 thereof, including without limitation Tribeca Lending Corp. and Franklin Credit Management Corporation, and The Huntington National Bank.

10.8	Tranche A Note, dated December 28, 2007, by the borrowers listed on Schedule 1 to the Tribeca Forbearance Agreement, in favor of The Huntington National Bank.

10.9	Form of Tranche B Note, dated December 28, 2007, by the borrowers listed on Schedule 1 to the Tribeca Forbearance Agreement, in favor of The Huntington National Bank.

10.10	Guaranty, dated as of December 28, 2007, by Franklin Credit Management Corporation in favor of The Huntington National Bank.

10.11	Guaranty, dated as of December 28, 2007, by Franklin Credit Management Corporation in favor of The Huntington National Bank.

10.12	Security Agreement, dated as of December 28, 2007, by Tribeca Lending Corp. and each of the entities listed on the signature pages thereof, in favor of The Huntington National Bank.

99.1	Press Release, dated January 3, 2008, entitled “Franklin Credit Management Enters Into Debt Restructuring with Lead Lending Bank”.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

            FRANKLIN CREDIT MANAGEMENT CORPORATION

            By: /s/ A. Gordon Jardin
             Name: A. Gordon Jardin
             Title:   Chief Executive Officer

Date:   January 3, 2008